Exhibit 99.1

The expenses to be incurred by the Company relating to the registration and offering of $400,000,000 aggregate principal amount of 2.875% Senior Notes due 2022 pursuant to a Registration Statement on Form S-3 (File No. 333-166762) and the related prospectus supplement dated September 19, 2012 are estimated to be as follows:

SEC registration fee	$45,800

Accounting fees and expenses	$85,000

Legal fees and expenses	$210,000

Fees and expenses of qualification under state securities laws (including legal fees)	—
Printing and engraving expenses	$30,000

Rating Agency fees	$428,000

Trustee’s fees and expenses	$11,500

Escrow fees	$5,000

Total	$815,300